KEYON COMMUNICATIONS HOLDINGS, INC.

Discussion of Round One of the Broadband Stimulus Program
Corporate Update

Public Conference Call Materials
March 8, 2010

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This presentation includes forward-looking statements within the meaning of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.  Forward-looking statements give our current expectations or forecasts of future events.  Words such as “expect,” “may,” “anticipate,” “intend,” “would,” “will,” “plan,” “believe,” “estimate,” “should,” “could,” “might,” “potential,” “predict,” or the negative and plural of those terms, and similar expressions, identify forward-looking statements.  Forward-looking statements in this presentation include express or implied statements concerning our future revenues, prior and potential acquisitions, expenditures, capital or other funding requirements, the adequacy of our current cash and working capital balances to fund our present and planned operations and financing needs, expansion of and demand for our product and services offerings, the growth of our business and operations as well as future economic and other conditions both generally and in our specific geographic and product and service markets.  These statements are based on our estimates, projections, beliefs and assumptions, and relate only to events, as of the date the forward-looking statements are made, are not guarantees of future performance and are subject to risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. We caution that these risk factors are not necessarily all of the factors that could cause our actual future results, performance and achievements to differ materially from those expressed in forward-looking statements made by or on behalf of us in this presentation.   Other unknown or unpredictable factors could also harm our results. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized.  We qualify all of our forward-looking statements by these cautionary statements.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Discussion of KeyOn’s Broadband Stimulus Applications under ARRA

The  American Recovery and Reinvestment Act has $7.2B earmarked for rural broadband development

Funding is provided through both federal grants and loans

National Telecommunications and Information Administration’s (NTIA)
Broadband Technology Opportunities Program (BTOP) - $4.7B

Rural Utilities Service’s (RUS) Broadband Initiatives Program (BIP) - $2.5B

On August 18, 2009, KeyOn applied for $150 million of government stimulus funds in 11 separate applications: AR, IA, IL, KS MN, MO, NE,
NV, OK, SD, WI

Prior to the federal filing deadline, KeyOn received a $3 million grant award from the State of Illinois Dept. of Commerce and Economic Opportunity
to contribute to the Company’s Illinois Federal Application

On January 4, 2010, KeyOn was notified that all 11 applications had moved to the “Phase 2 Due Diligence” process and that KeyOn’s response was due by February 3, 2010

KeyOn provided 528 documents, including  commitments for up to $90 million of outside capital of which up to $50 million was preferred equity

On March 2, 2010, KeyOn received a letter of rejection via email for all eleven Round One applications from the RUS

KeyOn Believes it Remains Well Positioned to Receive ARRA Broadband Stimulus
Funds and is Determined to Improve its Applications for Round Two

State

Loan Funds

Grant Funds

KS

$7,107,371

$7,091,705

AR

$5,037,300

$5,016,388

NV

$4,602,990

$4,592,729

MN

$5,879,454

$5,854,530

MO

$11,680,001

$5,847,231

OK

$7,689,333

$3,879,204

IA

$13,650,211

$6,853,363

IL*

$17,373,815

$0

NE

$8,423,452

$8,404,466

SD

$3,002,493

$2,989,026

WI

$10,776,724

$5,395,026

Total

$95,223,144

$55,923,669

*Illinois outside capital includes $3mm grant from the
Illinois Department of Commerce and Economic
Opportunity (DCEO) in support of KeyOn’s federal
broadband stimulus application.

Recap of Round One of Broadband Stimulus Through March 4, 2010(1)

1,233 round One last-mile infrastructure applications (400 BIP only + 833
BIP/BTOP with $1.2B available)

$800M was allocated in Round One to last-mile non-remote projects

42 last-mile non-remote awards totaling $650.3M

$149.7M allocated but not awarded

$1.7B is allocated by BIP to Round Two last-mile projects, plus an additional
$95M in reserve

Last Mile Awards

Non-Remote & Remote

(through 03/041)

$’s Awarded

% of $’s Awarded

No. of Applicants

Wireless Total

$  57,885,004

7.2%

11

Non-Wireless

$750,347,199

92.8%

42

Total

$808,232,203

100%

53

(1) Last date awards for BIP were announced.

Overview of Round Two Broadband Stimulus under ARRA

Round Two, the last and final round

On January 15, 2010, the RUS released the NOFA for Round Two

$1.7B allocated toward last mile projects

All applications are due March 29, 2010 with awards announced no later than September 30, 2010

The following describes the changes in Round Two from Round One

Last-mile projects are for the RUS program only

NTIA focus is on middle mile projects

RUS simplified the rules around the mix of grants and loans and has adopted a maximum 75/25 grant/loan ratio for all projects along with the flexibility to seek a waiver if additional grant resources are needed

The maximum Round One grant was 50% of the project.  With the new rules, applicants can receive up to 75% of the project cost as a grant

The RUS has no matching requirement in order to qualify, unlike the program under the NTIA

Eligible areas are those where 50% or less of all premises lack High Speed Access (defined as 5Mbps up/down combined); “Underserved” definition has been eliminated

Phase Two due diligence has been eliminated; all substantiating documents must now be provided along with the application by March 29, 2010

KeyOn Intends to Apply in Round Two under BIP

KeyOn intends to apply in Round Two

Only a small percentage of KeyOn’s Round One areas were awarded

Currently in process of qualifying rural areas in the Midwestern and Western states against the
Round Two criteria

Partners remain engaged and committed to success

Leading manufacturers of WiMAX and Microwave equipment are assisting KeyOn’s engineers to design the last mile and backhaul networks

Nationally recognized wireless system integrators are working with KeyOn to develop the implementation plan

Chances are also improved, due to:

Last-mile was “under-funded” in Round One by approximately $400M and Round Two allocates an additional $1.7B

Working with existing preferred equity investors for Round Two

Streamlined and separate processes will create efficiencies between RUS and the applicants

Wireless was under-represented in Round One

Financial implications are potentially better than in Round One

KeyOn’s vision for growth through broadband stimulus remains intact and achievable

Having already applied, KeyOn believes that its chances for a stimulus award are improved

Financial

In early February 2010, KeyOn raised $15 million in a Convertible Secured Note financing and secured an additional $35 million contingent equity commitment. Also, secured a $40 million contingent debt commitment

Repaid $4.05 million Senior Secured Loan from Sun West Bank as part of the note

Since May 2009, raised approximately $3.4 million in common equity, including exercises of warrants
Eliminated over $1.5 million of secured debt through conversion into equity in August/September of 2009

Operational

Completed 2 acquisitions of wireless broadband companies under Company’s Rural UniFi program:

SkyWi – acquired on 12/04/09

Affinity Wireless – acquired on 02/03/10

Executed an Asset Purchase Agreement for an acquisition in Illinois

Achieved positive EBITDA in Q4-08, Q1-09, Q2-09 and slightly negative in Q3-09(1)

Announced roll-out of Google Apps to current and future subscriber base

Almost complete with deployment of new billing, operations support/customer resource management (OSS/CRM) system

KeyOn Corporate Update

In addition to applying for $150 million of government stimulus funds under ARRA,
KeyOn reached a number of other important company milestones in 2009 and into Q1-10.

(1) Adjusted EBITDA for Q3 was ($10,156) after adjusting for non-cash items and some one-time expenses.  In particular, third quarter results from operations include over $370,000 of expenses incurred in connection with KeyOn’s stimulus applications.

Continuing Progress Made with RURAL UNIFi

Strategic acquisitions remain a key growth driver

Increase subscribers and revenues

Increase EBITDA through expense reductions

Opportunities are robust as growth capital remains elusive and lack of scale limits opportunities for many local providers

Disciplined approach to selecting targets

Complimentary to stimulus efforts

Additional networks result in synergies for “green-field” builds

Operational (GMs, field-technicians)

Sales and marketing (new distribution channels)

Wireless broadband industry is extremely
fragmented

KeyOn is ideally positioned to integrate wireless
broadband companies.

Previously acquired and integrated six acquisitions

Management experience, internal systems and
billing platform ensure smooth integration

keyon

RURALUNIFi
KEYON NATIONAL NETWORK INITIATIVE

Affinity Wireless

Status

Purchase Completed on
February 3, 2010

Location

Based in South Central
Iowa contiguous to
existing networks

Business
Description

Wireless broadband
customers include
residential, business and
critical community
facilities

Transaction
Benefits to
KeyOn

Asset purchase with
assumption of certain
liabilities (tower leases;
internet termination)

Combining networks
results in significant
monthly savings on
internet termination

Pro forma EBITDA ~ 50%
of revenue

Assets of Affinity Wireless – Closed on February 3, 2010

Affinity

Current KeyOn

Pending Transactions – Illinois Assets

RidgeView Tel

Current KeyOn

RidgeView Tel Illinois

Status

Executed Asset Purchase
Agreement December
21, 2009

Closing expected in Q1

Location

Networks in SE Illinois
near existing networks

Business
Description

Wireless broadband
customers include
residential, business and
critical community
facilities

ARPU = $30

Transaction Benefits to
KeyOn

Asset purchase with
assumption of certain
liabilities (tower leases;
internet termination)

Operational synergies
due to proximity to
current networks

Trial of cutting edge
NMS

Keyon

	• • • •

RURALUNIFi
KEYON NATIONAL NETWORK INITIATIVE

Acquisition Pipeline Overview

Targeted Geographic
Area

Midwestern States

Active Targets
Currently in Discussion

30

Total Subscriber Base
of Active Targets

40,000

Individual Target Size

300 – 5,000 subscribers

Pre-Acquisition
Financials

EBITDA  Positive to Neutral

Types of Targets

Boot-strapped Entrepreneurs

Rural Cooperative Subsidiaries

Divisions of Telcos and other Operating

Businesses

Entities Financed by Earlier RUS

Programs or Regional Financing Sources

Growing Pipeline of Acquisitions

As of Jun 30,
2009

As of Sep 30,
2009

Pro Forma

As of Sep 30,
2009

ASSETS

CURRENT ASSETS

$        470

$        769

$     11,657

PROPERTY PLANT AND EQUIPMENT - Net:

2,338

1,928

         1,928

OTHER ASSETS

        2,267

        2,129

               2,129

TOTAL ASSETS

$     5,075

$     4,826

$     15,714

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

CURRENT LIABILITIES

Current Liabilities

$     3,321

$    2,565

$      2,501

Current Portion of Notes Payable

1,713

158

            158

Current Portion of Term Loan Payable

-

68

0

Current Portion of capital lease obligations

         559

         592

            592

Total Current Liabilities

      5,593

      3,382

         3,251

LONG TERM LIABILITIES

Deferred Rent Liability

111

96

              96

Notes Payable / Long Term Debt

20

14

       15,014

Capital Lease Obligations

          793

          633

            633

Term Loan

       4,050

       3,982

                 0

Total Long term Liabilities

       4,975

       4,724

       15,743

STOCKHOLDERS’ (DEFICIT)

     (5,493)

     (3,280)

       (3,280)

TOTAL LIABILITIES AND STOCKHOLDERS’
(DEFICIT)

$     5,075

$     4,826

$     15,714

Historical Financials – Balance Sheet

REVENUES:

2008

Q1 2009(1)

Q2 2009(1)

Q3 2009

9 Mos. Ended
Sept 2009

Service and installation revenue

$       7,647

$       1,832

$        1729

$        1,620

$        5,181

Support and other revenue

147

34

55

53

142

Total Revenues

7,794

1,866

1,784

1,673

5,323

OPERATING COSTS AND EXP:

Payroll, bonuses and taxes

3,600

685

657

715

2,057

Other general and administrative

1,259

308

258

327

894

Network operating costs

2,752

708

755

666

2,128

Marketing and advertising

321

15

6

21

42

Installation expense

419

47

33

53

133

Professional fees

393

37

47

(99)

(15)

Total operating costs and exp.

8,777

1,801

1,755

1,683

5,240

ADJUSTED EBITDA (Non-GAAP)(2)

(983)

65

29

(10)

83

OTHER INCOME (EXPENSE):

Interest income (expense)

(898)

(260)

(351)

(1,463)

(2,074)

Depreciation, amortization & good will
impairment

(2,832)

(639)

(617)

(582)

(1,839)

Stock based compensation

(3,338)

(187)

(57)

(476)

(721)

Misc. income (expense) – ARRA app.

-

-

(38)

(372)

(410)

Total other income (expense)

(7,068)

$       (1,087)

(1,063)

(2,894)

(5,044)

NET LOSS

$       (8,050)

$       (1,023)

$   (1,034)

$   (2,904)

$   (4,961)

Historical Financials – Income Statement

YE December 31 – ($000)

(1) As restated   (2)Adjusted EBITDA excludes expenses associated with KeyOn’s ARRA application